DALE MATHESON
CARR-HILTON LABONTE
-----------------------------------------
CHARTERED ACCOUNTANTS


April 6, 2006



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


RE: AZZORO INC. - FORM SB-2 REGISTRATION STATEMENT


Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated April 6, 2006 of the following:

   * Our report to the Stockholders and Board of Directors of Azzoro Inc. dated July 4, 2005 on the financial statements of the Company for the year ended March 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


"Dale Matheson Carr-Hilton LaBonte"


DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
VANCOUVER, CANADA